Exhibit 99.1

AIFA Provides Update on Nasdaq Notice and Filing of Annual Report, Clearing Key Pathways for Strategic Transformation

New York, NY — May 21, 2026 — All In FutureTech Alliance, Inc. (Nasdaq: AGAE) (the “Company” or “AIFA”) today provided an update regarding the previously received notice from the Listing Qualifications Department of The Nasdaq Stock Market.

On May 19, 2026, the Company received a notice letter from Nasdaq (the “Notice Letter”) stating that, because the Company had not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and had not yet completed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company was not in compliance with the timely filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) and therefore subject to delisting from Nasdaq Stock Market.

The Company hereby informs all investors that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 has been completed, filed and released today. In addition, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 is currently in preparation, and the Company is working diligently to regain compliance with Nasdaq’s lising rules.

The Company will continue to communicate with the Nasdaq Hearings Panel and formally include these developments in the existing hearing process. The Notice Letter has no immediate effect on the listing or trading of the Company’s common stock.

Chairman and Chief Executive Officer James Li stated:

“With the complete resolution of the major litigation disputes that had impeded the Company’s development over the past two years, and the filing and release of the Company’s 2025 Annual Report today, we are very pleased to deliver a clear message to the market tonight: AIFA has cleared the historical obstacles that previously constrained the Company’s development. From this point forward, the Company will move ahead with a leaner and stronger foundation, fully advance its subsequent restructuring initiatives, pursue a transformative repositioning, and accelerate the execution of its established strategic transformation plan — to build an innovative operating company driven by two core engines: an ‘AI-powered fiber-optic infrastructure platform’ and an ‘AI application ecosystem.’ The Company expects to continue advancing toward the full realization of this strategic objective in the near future.”

About All In FutureTech Alliance Inc. (AIFA）

All In FutureTech Alliance Inc. (Nasdaq: AGAE), formerly known as Allied Gaming & Entertainment Inc, is growth-oriented company undergoing a strategic transformation from a global experiential entertainment business into an AI-focused digital infrastructure platform. The Company is pursuing opportunities in artificial intelligence infrastructure, silicon photonics-enabled compute, cross-border fiber-optical network transmission, digital infrastructure services, and technology-enabled growth initiatives. Through its proposed AIFA strategic platform, AIFA aims to build an integrated ecosystem combining AI compute capacity, fiber-optic network infrastructure, AI education and AI applications to support long-term value creation. For more information, please visit: https://ir.alliedgaming.gg/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements regarding the proposed transaction, expected benefits, strategic transformation, and future growth opportunities. These statements are inherently uncertain and difficult to predict, are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially.

Such risks include, but are not limited to, the Company’s ability to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 within the required timeframe, the outcome of the Nasdaq Hearings Panel process, and the Company’s ability to execute its strategic initiatives, as well as other risks described in the Company’s filings with the U.S. Securities and Exchange Commission.

The Company undertakes no obligation to update forward-looking statements except as required by law.

Contact:

Investor Relations: ir@alliedgaming.gg